UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 8, 2020

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100 Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2020, MacKenzie Realty Capital, Inc. (the “Company”) formed an operating partnership, MacKenzie Realty Operating Partnership, LP (the “OP”) in preparation for the agreement described immediately hereafter.  On June 8, 2020, the Company and the OP entered into and closed on a Contribution Agreement with Addison Property Member, LLC, a Delaware limited liability company (“Addison Member”), Addison Holdings, LLC, an Arizona limited liability company (“Addison Holdings”), Addison NC, LLC, an Arizona limited liability company (“Addison NC”), Addison Corporate Center, LLC, an Arizona limited liability company (“Addison Corporate”), and Virtua Partners LLC, an Arizona limited liability company (“Virtua”; collectively, Addison Member, Addison Holdings, Addison NC, Addison Corporate, and Virtua are referred to as the “Addison Group”) whereby the Addison Group agreed to contribute all of their interests in Addison Property Owner, LLC (“Property Owner”) to the OP in exchange for Class A limited partnership Units in the OP (“OP Units”).  At closing, the OP issued approximately $5.3 million in new Class A OP units, and assumed approximately $24 million in existing mortgage debt secured (the “Loan”) by the Property (as defined below). Wells Fargo, N.A. serves as lender for the Loan, which accrues interest at approximately 3.8%.  Other than as set forth in this Current Report on Form 8-K, there are no material relationships between the Company and the OP on the one hand and Contributors, on the other hand.

The Company also agreed to pay $1,311,458 in cash to the lender for the Property Owner to pay down principal, fees, and reserve deposits in order to secure an extension of the loan for up to 2 years, and pursuant to which the lender agreed to the assignment of the membership interests in Property Owner to the OP and to have the Company be the replacement guarantor of the “bad-boy” carve-out guarantees on the Loan.  In exchange for the cash contributed to the OP for the lender and the contribution of the Company’s previously owned indirect equity interest in the Property Owner to the OP, the Company received 1,498,310.44 Class B units in the OP (“Class B Units”).

At closing, the parties also entered into the Agreement of Limited Partnership of the OP (“OP Agreement”) that provides for redemption rights for the Contributors (and its permitted transferees) to redeem the Class A OP Units for cash or shares of the Company, at the Company’s election.  The OP Units will also receive distributions at the same rate paid to holders of the Company’s common stock.

Property Owner is the sole owner of certain real property commonly known as Addison Corporate Center located at 175 and 176 Addison Rd. and 615 Pigeon Hill, Windsor, CT 06095 (the “Property”).  Immediately after the closing the OP became the sole owner of the Property.

The foregoing description of the Contribution Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The foregoing description of the OP Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the OP Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description of the Contribution Agreement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.

The Property is comprised of office, flex and warehouse space and contains 588,445 rentable square feet and is 60% leased to 5 tenants.  A lease expired in April 2020 for 40% of the building, and the property manager is working diligently to re-lease that space.

Item 3.02 Unregistered Sale of Equity Securities.

In connection with the Contribution Agreement described above, the Company and the OP agreed to issue in a private placement an aggregate amount of 516,144 Class A OP Units. The Units were issued and sold at a value of $10.25 per OP Unit.  The OP Units have a “conversion right” pursuant to which the holders may convert such OP units to Shares of the Company on a 1:1 basis (or into cash at the election of the Company), subject to the terms and conditions of the limited partnership agreement of the OP and the terms of the Contribution Agreement.  The OP Units are entitled to distributions of cash equal to whatever distributions are made to the holders of Shares of the Company.

The private placement is exempt from registration under the Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D thereunder. The Company is relying, in part, upon representations of the Addison Group in the Contribution Agreement that it is an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

Press Release

On June 8, 2020, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9 Exhibits

(d) Exhibits

Exhibit Description

2.1          Contribution Agreement dated as of June 8, 2020*
10.1 Agreement of Limited Partnership dated as of June 8, 2020
99.1 Press Release

*  Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: June 8, 2020	By:	/s/ Robert Dixon
Robert Dixon
President

EXHIBIT INDEX

Exhibit	Description
2.1	Contribution Agreement by and between MacKenzie Realty Operating Partnership, LP and the Addison Group, Dated June 8, 2020
10.1	Agreement of Limited Partnership of MacKenzie Realty Operating Partnership, LP, Dated May 20, 2020
99.1	Press Release